UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2022 (December 14, 2022)

ALTISOURCE ASSET MANAGEMENT CORPORATION
(Exact name of Registrant as specified in its charter)

U.S. Virgin Islands	001-36063	66-0783125
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5100 Tamarind Reef
Christiansted, U.S. Virgin Islands 00820
(Address of principal executive offices including zip code)

(704) 275-9113
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AAMC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Altisource Asset Management Corporation (the "Company") was held on December 14, 2022 (the "Annual Meeting"). On the record date for the Annual Meeting (October 26, 2022), an aggregate of 1,777,205 shares of common stock were outstanding and entitled to vote at the Annual Meeting. The final results for each matter submitted to a vote of stockholders at the Annual Meeting were as follows:

(i) The following Directors were elected to serve until the Company's 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualified by the following vote:

Name	For	Against	Abstentions	Broker Non-Votes
Ricardo C. Byrd	964,920	61,046	1,169	533,003
John A. Engerman	978,615	47,351	1,169	533,003
John P. de Jongh, Jr.	979,216	47,350	569	533,003
Jason Kopcak	1,025,250	1,316	569	533,003

(ii) The appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2022 was ratified by the following vote:

For	Against	Abstentions
1,557,393	1,178	1,567

(iii) The compensation of the Company's named executive officers as disclosed in the proxy statement was approved, on an advisory basis, by the following vote:

For	Against	Abstentions	Broker Non-Votes
1,021,553	3,353	2,229	533,003

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Altisource Asset Management Corporation
December 16, 2022	By:	/s/ Kevin Sullivan
Kevin Sullivan General Counsel